UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2025 (the “Closing Date”), bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), consummated a best efforts public offering (the “Offering”) of an aggregate of (i) 7,784,904 shares (the “Shares”) of common stock, par value $0.007 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,371,346 shares of Common Stock (“Pre-Funded Warrants Shares”) in lieu of Shares, and (iii) warrants (“May 2025 Warrants”) to purchase up to 15,234,375 shares of Common Stock (the “May 2025 Warrant Shares”) (which number of May 2025 Warrant Shares is equal to 150% of the aggregate number of Shares and Pre-Funded Warrants sold in the Offering). Each Share and accompanying May 2025 Warrant was sold at a combined public offering price of $0.32. Each Pre-Funded Warrant and accompanying May 2025 Warrant was sold at a combined public offering price of $0.313.

The aggregate gross proceeds from the Offering was approximately $3.2 million, before deducting placement agent fees and other offering expenses. The Company intends to use the proceeds of the Offering for working capital and other general corporate purposes.

The Securities Purchase Agreement

In connection with the Offering, on May 5, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of sixty (60) days from the closing of the Offering and will not enter into variable rate transactions for a period of 12 months following the closing of the Offering, subject to certain exceptions, including that the prohibition against entering into an “at the market” offering will expire 60 days following the closing of the Offering.

The foregoing does not purport to be a complete description of the Purchase Agreement, and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

Also, in connection with the Offering, on May 5, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with WallachBeth Capital LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the Offering. The Company paid the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised in the Offering and reimbursed the Placement Agent $120,000 for its expenses in connection with the Offering. In addition, the Company issued to designees of the Placement Agent warrants (the “Placement Agent Warrants”) to purchase 304,687 shares of Common Stock (the “Placement Agent Warrant Shares”), which number of shares is equal to 3.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold in the Offering.

The Placement Agency Agreement and the Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the Company’s executive officers and directors have entered into agreements providing that, for a period of sixty (60) days from the closing of the Offering, each of these persons may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent. The Placement Agency Agreement also provides that the Company will not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of sixty (60) days from the closing of the Offering and will not enter into variable rate transactions for a period of 12 months following the closing of the Offering, subject to certain exceptions, including that the prohibition against entering into an “at the market” offering will expire 60 days following the closing of the Offering.

The foregoing does not purport to be a complete description of the Placement Agency Agreement, and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Securities Offered

Each Pre-Funded Warrant is immediately exercisable for one (1) share of Common Stock at an exercise price of $0.007 per share and will remain exercisable until the Pre-Funded Warrants are exercised in full. The exercise price of the Pre-Funded Warrants and number of Pre-Funded Warrant Shares will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The May 2025 Warrants will have an initial exercise price of $0.352 per share (110% of the combined public offering price per share of Common Stock and accompanying May 2025 Warrant). The number of May 2025 Warrant Shares issuable upon exercise of the May 2025 Warrants is subject to the following adjustments: (i) a 30% increase in the number of shares of Common Stock that would be issuable upon exercise of the May 2025 Warrants if a reverse stock split is effected prior to the expiration of the May 2025 Warrants (the “Reverse Stock Split Adjustment”), and (ii) subject to Warrant Stockholder Approval (as defined below), a decrease of the exercise price of the May 2025 Warrants, if in a subsequent offering of the Company’s securities the price paid for Common Stock, the exercise price of any options or warrants or the conversion price of any convertible securities issued in such subsequent offering is less than the exercise price immediately prior to such subsequent offering, to an exercise price that is equal to the lowest of the price paid for Common Stock, the exercise price of any options or warrants or the conversion price of any convertible securities issued in such subsequent offering (subject to a floor of $0.10 per share) and an increase in the number of shares of Common Stock underlying the May 2025 Warrants upon such exercise price reset so that the reset exercise price multiplied by the increased number of shares equals the aggregate proceeds that would have resulted from the full exercise of the May 2025 Warrants immediately prior to the reset (the “Anti-Dilution Adjustment”). The May 2025 Warrants will be immediately exercisable, except that the issuance of shares of Common Stock upon exercise of the May 2025 Warrants pursuant to the Anti-Dilution Adjustment will be subject to the filing of an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware to increase the Company’s authorized number of shares of Common Stock to 350,000,000 shares (the “Certificate of Amendment”) and the date of stockholder approval of the Anti-Dilution Adjustment (collectively, the “Warrant Stockholder Approval”). The May 2025 Warrants will expire on the five-year anniversary of the later of the date that the Company files a Current Report on Form 8-K giving public notice of the Warrant Stockholder Approval (the “Stockholder Approval Notice Date”) and the effective date of the filing of the Certificate of Amendment.

The Company agreed not to consummate a subsequent offering of its securities at a price less than the exercise price of the May 2025 Warrants immediately prior to such subsequent offering (a “Dilutive Issuance”) until the earlier of (i) eight months from the closing date of the Offering; and (ii) later of: (a) the filing of a registration statement registering certain shares of Common Stock issuable as a result of the Anti-Dilution Adjustment; (b) the Stockholder Approval Notice Date; and (c) the effective date of the filing of the Certificate of Amendment. Based on an initial exercise price of $0.352 per share (equal to 110% of the combined offering price per Share and accompanying May 2025 Warrant), if a reverse stock split is effected an additional 4,570,312 shares of Common Stock (on a pre-reverse stock split basis which number shall be adjusted based on the reverse stock split ratio) will be issuable upon exercise of the May 2025 Warrants and then, subject to obtaining Warrant Stockholder Approval, if a Dilutive Issuance is consummated, an additional 49,907,811 shares of Common Stock (on a pre-reverse stock split basis which number shall be adjusted based on the reverse stock split ratio) would be issuable upon exercise of the May 2025 Warrants.

The exercise price of the May 2025 Warrants and number of shares of Common Stock issuable upon exercise thereof will also adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Pre-Funded Warrants may be exercised on a cashless basis at any time. The May 2025 Warrants may be exercised on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the May 2025 Warrant Shares to the holder, provided however that those purchasers who do not enter into the Purchase Agreement and do not provide the Company with information required for registration of the resale of shares of Common Stock shall not have any of their shares issuable as a result of an Anti-Dilution Adjustment included in the registration statement the Company will file covering shares issuable as a result of an Anti-Dilution Adjustment and will not be able to effect a cashless exercise with respect to such shares.

A holder of the May 2025 Warrants and the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the May 2025 Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s May 2025 Warrants or Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Placement Agent Warrants have substantially the same terms as the May 2025 Warrants, including the Reverse Stock Split Adjustment; however, they do not contain the Anti-Dilution Adjustment. The Placement Agent Warrants are immediately exercisable and will terminate five (5) years from the commencement of sales of the securities in the Offering.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the May 2025 Warrants, the May 2025 Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-286921), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) that became effective on May 5, 2025.

The foregoing does not purport to be a complete description of each of the Pre-Funded Warrants, the May 2025 Warrants or the Placement Agent Warrants, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

The Company issued a press release announcing the pricing of the Offering on May 6, 2025. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

The Company issued a press release announcing the closing of the Offering on May 7, 2025. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

As of the date of this Current Report on Form 8-K, after the closing of the Offering and the exercise of certain Pre-Funded Warrants, there are 27,249,462 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Placement Agency Agreement, dated as of May 5, 2025, by and between bioAffinity Technologies, Inc. and WallachBeth Capital LLC
4.1*	Form of Pre-Funded Warrant
4.2*	Form of May 2025 Warrant
4.3*	Form of Placement Agent Warrant
10.1*	Form of Securities Purchase Agreement
99.1*	Press Release dated May 6, 2025
99.2	Press Release dated May 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2025	BIOAFFINITY TECHNOLOGIES, INC.

		By:	/s/ Maria Zannes
		Name:	Maria Zannes
		Title:	President and Chief Executive Officer